Exhibit 99.1

EyePoint Pharmaceuticals Enters Lease Agreement for the Construction of a Commercial Manufacturing Facility for Global Product Supply of EYP-1901 and YUTIQ®

– State-of-the-art cGMP manufacturing facility to be built in Northbridge, Massachusetts –

– Awarded $1.9 million of state and local grants with rent commencing in second half of 2024 –

WATERTOWN, Mass, January 23, 2023 (GLOBE NEWSWIRE) – EyePoint Pharmaceuticals, Inc. (NASDAQ: EYPT), a pharmaceutical company committed to developing and commercializing therapeutics to help improve the lives of patients with serious eye disorders, today announced that it has entered into a lease agreement to design and construct a 40,000-square-foot manufacturing facility in Northbridge, Massachusetts to support the global manufacturing of programs, including EYP-1901 and YUTIQ.

“As EyePoint continues to advance our retinal disease-focused pipeline and commercial business, the ability to efficiently and reliably manufacture our products is key to our mission of bringing innovative treatment options to patients living with serious eye disorders,” said Nancy Lurker, Chief Executive Officer of EyePoint Pharmaceuticals. “This new facility provides us with significant manufacturing capacity to accelerate the clinical development and future commercial production for EYP-1901, as well as support global demand for our U.S. FDA and China NMPA approved therapy, YUTIQ. This strategic investment in a commercial scale facility reflects our commitment to EYP-1901, YUTIQ and the focus on building a strong pipeline for long-term shareholder value.”

The 40,000 square-foot standalone manufacturing facility will be Good Manufacturing Practice (GMP) compliant to meet U.S. FDA and European Medicines Agency (EMA) standards and support EYP-1901’s clinical supply and commercial readiness upon regulatory approval. In addition, the building will have the capacity and capabilities to support EyePoint’s commercial business and expanding pipeline. The new facility, customized for EyePoint’s requirements, will be constructed and managed by V.E. Properties IX, LLC and is expected to be operational in the second half of 2024. EyePoint was represented by Jones Lang LaSalle throughout the property search, selection, and lease negotiation process.

“This agreement allows EyePoint to meet anticipated global clinical and commercial demand for our products and product candidates with only a modest financial upfront requirement, as rent obligations do not begin until we occupy the facility in the second half of 2024,” said George Elston, Chief Financial Officer of EyePoint Pharmaceuticals. “Additionally, in connection with this agreement, EyePoint will be receiving approximately $1.9 million in state and local tax incentives as part of our commitment to this facility and the local jobs that it will create. We look forward to working with V.E. Properties IX, as they build this new facility to our specifications.”

About EyePoint Pharmaceuticals

EyePoint Pharmaceuticals (Nasdaq: EYPT) is a pharmaceutical company committed to developing and commercializing therapeutics to help improve the lives of patients with serious eye disorders. The Company's pipeline leverages its proprietary Durasert® technology for sustained intraocular drug delivery including EYP-1901, an investigational sustained delivery intravitreal treatment currently in Phase 2 clinical trials. The proven Durasert drug delivery platform has been safely administered to thousands of patients' eyes across four U.S. FDA approved products, including YUTIQ® for the treatment of posterior segment uveitis, which is currently marketed by the Company. EyePoint Pharmaceuticals is headquartered in Watertown, Massachusetts.

SAFE HARBOR STATEMENTS UNDER THE PRIVATE SECURITIES LITIGATION ACT OF 1995: To the extent any statements made in this press release deal with information that is not historical, these are forward-looking statements under the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements regarding the use of proceeds for the offering and other statements identified by words such as “will,” “potential,” “could,” “can,” “believe,” “intends,” “continue,” “plans,” “expects,” “anticipates,” “estimates,” “may,” other words of similar meaning or the use of future dates. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Uncertainties and risks may cause EyePoint’s actual results to be materially different than those expressed in or implied by EyePoint’s forward-looking statements. For EyePoint, this includes uncertainties regarding the timing and clinical development of our product candidates, including EYP-1901; the potential for EYP-1901 as a novel sustained delivery treatment for serious eye diseases, including wet age-related macular degeneration and non-proliferative diabetic retinopathy; the effectiveness and timeliness of clinical trials, and the usefulness of the data; the timeliness of regulatory approvals; the success of current and future license agreements; our dependence on contract research organizations, co-promotion partners, and other outside vendors and service providers; effects of competition and other developments affecting sales of our commercialized products, YUTIQ® and DEXYCU®; the loss of pass-through reimbursement status for DEXYCU as of January 1, 2023; market acceptance of our products; product liability; industry consolidation; compliance with environmental laws; risks and costs of international business operations; volatility of stock price; possible dilution; absence of dividends; the continued impact of the COVID-19 pandemic on EyePoint's business, the medical community and the global economy and the impact of general business and economic conditions; protection of our intellectual property and avoiding intellectual property infringement; retention of key personnel; manufacturing risks; and other factors described in our filings with the Securities and Exchange Commission. We cannot guarantee that the results and other expectations expressed, anticipated or implied in any forward-looking statement will be realized. A variety of factors, including these risks, could cause our actual results and other expectations to differ materially from the anticipated results or other expectations expressed, anticipated or implied in our forward-looking statements. Should known or unknown risks materialize, or should underlying assumptions prove inaccurate, actual results could differ materially from past results and those anticipated, estimated or projected in the forward-looking statements. You should bear this in mind as you consider any forward-looking statements. Our forward-looking statements speak only as of the dates on which they are made. EyePoint undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

For EyePoint Pharmaceuticals:

Investors:

Christina Tartaglia

Stern IR

Direct: 212-698-8700

christina.tartaglia@sternir.com

Media Contact:

Amy Phillips

Green Room Communications

Direct: 412-327-9499

aphillips@greenroompr.com